As filed with the Securities and Exchange Commission on April 14, 2014

Registration No. 333-195182

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3209278 (I.R.S. Employer Identification Number)

1979 Marcus Avenue, Suite E140
Lake Success, New York 11042
(718) 961-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

John R. Buran
President and Chief Executive Officer
Flushing Financial Corporation
1979 Marcus Avenue, Suite E140
Lake Success, New York 11042
(718) 961-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

With a copy to:

Gary J. Simon
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
212-299-6000
____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [_]                                                   Accelerated Filer [X]
Non-accelerated Filer [_]                                                      Smaller reporting Company [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 (this “Amendment”) to Form S-3 Registration Statement (No. 333-195182) filed by Flushing Financial Corporation (the “Form S-3”) is filed solely to amend Item 16 of Part II of the Form S-3 to attach new Exhibit 5.1, Opinion of Hughes Hubbard & Reed LLP.   This Amendment does not modify or update the Form S-3 in any other way.

Item 16. Exhibits
Exhibit No.	Description

1.1*	Form of Underwriting Agreement
3.1
Certificate of Incorporation of Flushing Financial Corporation (incorporated by reference to Exhibits filed with the Registration Statement on Form S-1 filed September 1, 1995, Registration No. 33-96488)

3.2	Certificate of Amendment to Certificate of Incorporation of Flushing Financial Corporation (incorporated by reference to Exhibits filed with Form S-8 filed May 31, 2002)
3.3	Certificate of Amendment to Certificate of Incorporation of Flushing Financial Corporation (incorporated by reference to Exhibits filed with Form 10-K for the year ended December 31, 2011)
3.4	Amended and Restated Bylaws of Flushing Financial Corporation (incorporated by reference to Exhibit filed with Form 8-K filed December 18, 2013)
3.5
Certificate of Designations of Series A Junior Participating Preferred Stock of Flushing Financial Corporation (incorporated by reference to Exhibits filed with Form 10-Q for the quarter ended September 30, 2002)

3.6
Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock of Flushing Financial Corporation (incorporated by reference to Exhibit filed with Form 8-K filed September 26, 2006)

3.7	Certificate of Designation relating to the Fixed Rate Cumulative Perpetual Preferred Stock Series B (incorporated by reference to Exhibits filed with Form 8-K filed December 23, 2008)
4.1**	Form of Indenture for Senior Notes
4.2**	Form of Indenture for Subordinated Notes
4.3*	Form of Preferred Stock Certificate of Designation and related Form of Specimen Certificate for Registrant’s Preferred Stock
4.4*	Form of Warrant Agreement
4.5*	Form of Warrant Certificate
4.6
Rights Agreement, dated as of September 8, 2006, between Flushing Financial Corporation and Computershare Trust Company N.A., as Rights Agent, which includes the form of Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock as Exhibit A, form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C  (incorporated by reference to Exhibit filed with Form 8-K filed September 11, 2006)

5.1	Opinion of Hughes Hubbard & Reed LLP regarding legality of securities being registered
8.1*	Opinion with respect to tax matters.
12.1	Statements re computation of ratios of earnings to fixed charges (see Page 6 of this Registration Statement)
23.1	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1)
23.2***	Consent of Grant Thornton LLP
24.1	Power of Attorney (see Page II-8 of this Registration Statement)
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee under the Indenture
______________
*To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K.
**Incorporated by reference to exhibits filed with the registration statement on Form S-3 filed on November 26, 2008, File No. 333-155762.
*** Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on April 14, 2014.

FLUSHING FINANCIAL CORPORATION

By:	/s/ John R. Buran
Name: John R. Buran
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ John R. Buran	Director, President and Chief Executive Officer (Principal Executive Officer)
John R. Buran
*	Director, Chairman
John E. Roe, Sr.
/s/ David Fry	Senior Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
David Fry
*	Director
James D. Bennett
*	Director
Steven J. D'Iorio
*	Director
Louis C. Grassi

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*	Director
Sam S. Han
*	Director
Michael J. Hegarty
*	Director
John J. McCabe
*	Director
Vincent F. Nicolosi
*	Director
Donna M. O'Brien
*	Director
Michael J. Russo
*	Director
Thomas S. Gulotta

*By:

/s/ John R. Buran
John R. Buran Attorney in Fact

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